SigmaTron International, Inc.

October 31, 2024

EXHIBIT 32.1

Certification by the Principal Executive Officer of

SigmaTron International, Inc.

Pursuant to Rule 13a-14(b) under the Exchange Act and

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

I, Gary R. Fairhead, am Chief Executive Officer of SigmaTron International, Inc. (the “Company”).

This certification is being furnished pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2024 (the “Report”).

I hereby certify that to the best of my knowledge:

(a)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78 m(a) or 78o(d)); and

(b)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 20, 2024

/s/ Gary R. Fairhead
Gary R. Fairhead
Chief Executive Officer of
SigmaTron International, Inc.